UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act

November 16, 2006
Date of Report
(Date of Earliest Event Reported)

MAJOR CREATIONS INCORPORATED
(Exact name of Registrant as Specified in its Charter)

Nevada	333-122870	98-0420577
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

104 South Second Street
Bellevue, Idaho
83313
(Address of Principal Executive Offices)

831 402 4445
(Registrant's Telephone Number)

Not Applicable

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instructions
A.2 below):

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230. 425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240. 14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240. 14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240. 13e-4(c))

ITEM 5.02         Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

David M. Kirby has been appointed a Director of the Registrant.

Mr. Kirby has been employed, for the last five years, as an independent financial advisor and placement agent specializing in advising and raising capital for US and international private equity and mezzanine debt partnerships. His employer for the previous five years has been Kirby Capital Advisors of New Canaan, CT.

Mr. Kirby is a graduate of Harvard Graduate School of Business Administration (MBA) and also holds a Bachelor of Science in Civil Engineering from the Georgia Institute of Technology.

Mr. Kirby has performed work for Aegis Industries Inc., the company which, in Item 8.01 below, is disclosed as having entered into a letter of intent with the Registrant for the purchase of all of the issued and outstanding shares of Aegis Industries Inc.

Mr. Kirby has not engaged in any related party transactions with the Registrant in the previous two years.

Mr. Kirby does not have any compensation arrangements or agreements in place with the Registrant at this time.

ITEM 5.03         Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

The Registrant has amended its Articles of Incorporation to increase its authorized capital to 200,000,000 common shares with a par value of $0.001 per share from an authorized capital of 75,000,000 common shares with a par value of $0.001 per share.

The Registrant has also effected a forward split of its common shares on a 36 for 1 basis.

Both amendments to its articles of incorporation were dated effective September 9, 2006 although not implemented by the Registrant and its transfer agent until after that date.

ITEM 8.01         Other Events

The Registrant has entered into a non-binding letter of intent (the “Letter”) to purchase all of the issued and outstanding shares of Aegis Industries, Inc. (“Aegis”). The shareholders of Aegis are not signatories to the Letter and, as a result, it is not binding upon them.

The Letter contemplates the Registrant performing a number of due diligence procedures on the business and affairs of Aegis including review of its financial statements. Aegis does not at this time have significant revenues. No due diligence on the business and affairs of Aegis has been conducted to date.

The Letter further contemplates the Registrant and the shareholders of Aegis enter into a definitive agreement on or before November 30, 2006 on similar terms and conditions as outlined in the Letter.

The Letter calls for the issuance of up to 15,000,000 common shares of the Registrant in exchange for the purchase of all of the issued and outstanding shares of Aegis. The intent is that the shareholders of Aegis should hold, after closing, that number of common shares of the Registrant which is equal to approximately 25% of the issued and outstanding shares of the Registrant.

The Letter provides that the definitive agreement shall state that closing is to occur on or before February 28, 2007. It is the intention, as stated in the Letter, that the Registrant should raise funds totaling $11,000,000 as follows: $2,000,000 on or before February, 2007; $2,000,000 on or before May 31, 2007; $2,000,000 on or before August 30, 2007; and an additional $5,000,000 on or before April 30, 2008.

The Registrant does not have these funds available to it at this time and cannot say that these funds will be made available to it. Any attempt to raise these funds, through debt or equity financing, would likely result in dilution to existing shareholders and / or the granting of security on the assets of the Registrant, if any.

The Letter also calls for the Registrant to loan $300,000 to Aegis within five (5) days of execution of the Letter.

Aegis is a company which is in the business of designing, developing and manufacturing intermediate force options for military, law enforcement and security forces.

There can be no assurance given that the Registrant will proceed with any proposed acquisition of Aegis or that a definitive agreement will be entered into by the Registrant and the shareholders of Aegis. There can be no assurance given that any terms and conditions on closing of the acquisition of Aegis will be met including the condition that Aegis’ financial history must be auditable according to US GAAP standards so that audited, pro forma financial statements can be filed upon closing of any proposed acquisition.

The Registrant has changed its office address. The new office address for the Registrant is:

Major Creations Incorporated
104 South Second Street
Bellevue, Idaho
83313

Tel: 831 402 4445

EXHIBITS

10.1	Letter of Intent dated November 16, 2006

SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

MAJOR CREATIONS INCORPORATED

By: /s/ Paul Evancoe
Paul Evancoe, Director and President

Dated: November 22, 2006